Exhibit 6.8

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $28,600	Issue Date: 3/25/2021
Purchase Price: $20,020
Original Issue Discount: $8,600

ECGI HOLDINGS INC.

10% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Convertible Promissory Note (this “Note”), ECGI Holdings Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Wayne Wong or registered assigns (the “Holder”), on the one year anniversary of the Issue Date as set forth above (the “Maturity Date”), the principal amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of 10% per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (to the extent not repaid by the Company, the “Indebtedness”) has not been converted into Conversion Shares (as defined below) on or prior to the Maturity Date. Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 360-day year and the actual number of days elapsed, and shall be payable as set forth herein.

This Note carries an original issue discount as set forth above (the “OID”), to cover the Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be as set forth above, computed as follows: The Principal Amount minus the OID.

This Note is entered into pursuant to a Subscription Agreement by and between the Company and the Holder dated as of 3/21/2021 (the “Agreement”) entered into in connection with an offering by the Company of up to $650,000 of aggregate principal amount of convertible promissory notes of like tenor to this Note (the “Offering”) and is subject to the terms and conditions thereof. This Note will rank senior in right of payment to the Company’s capital stock. This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

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The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement. In addition, for the purposes hereof:

(a) “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Nevada are authorized or required by law or executive order to close.

(b) “Common Stock” means the common stock, par value $0.001 per share of the Company.

(c) “Parties” means the Holder and the Company and “Party” means either the Holder or the Company, as applicable.

(d) “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including any federal, state, provincial, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction, or an agency or instrumentality thereof.

Section 2. Interest; Payment and Prepayment.

(a) To the extent not converted to Conversion Shares (as defined below) or otherwise paid in accordance with the terms herein, the Indebtedness shall be due and payable in full on the Maturity Date. In the event that the Indebtedness is not paid in full on the Maturity Date, the Indebtedness shall accrue interest at a rate of 10% per annum until such Indebtedness is fully repaid. All payments of the Indebtedness shall be applied first to accrued interest, and thereafter to principal.

(b) Interest on this Note shall accrue but shall not be payable until the Maturity Date and shall then be paid on the Maturity Date or as otherwise required to be paid herein, other than to the extent converted to Conversion Shares as set forth herein.

(c) The Company may not prepay the Indebtedness, in whole or in part, prior to the Maturity Date, without penalty.

Section 3. Conversion. To the extent not repaid pursuant to the terms herein as of the applicable date, this Note and all of the Indebtedness (i) may be converted into a number of unregistered, fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) at the option of the Holder as set forth in Section 4 and (ii) shall automatically convert into a number of fully paid and non-assessable Conversion Shares as set forth in Section 5.

Section 4. Optional Conversion.

(a) Optional Conversion Upon Regulation A Offering. The Company and the Holder acknowledge and agree that the Company anticipates preparing an Offering Circular and related documents for an offering of the Common Stock pursuant to Regulation A under the Securities Act (the “Regulation A Offering”). Upon the effectiveness of the Offering Circular and such other documents as required such that the Company may commence selling the shares of Common Stock in the Regulation A Offering (the “Trigger Date”), the Company shall inform the Holder, and for the period between the Trigger Date and the Maturity Date (the “Option Period”), the Holder shall have the right to elect to convert all, and only all, of the un-repaid portion of this Note and the Indebtedness into a number of restricted common shares (the “Conversion Shares”) as is determined by dividing such Indebtedness by 60% of the offering price for the Common Stock in the Regulation A Offering.

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(b) Process for Conversion. Holder shall effect a conversion of this Note pursuant to this Section 4 by submitting to the Company a Notice of Conversion in the form attached hereto as Exhibit A (the “Notice of Conversion”) during the Option Period, in accordance with the provisions herein and surrendering this Note at the principal office of the Company. The conversion shall be effective as of the date of delivery of the Notice of Conversion, provided that the Notice is received by 6:00 p.m. Eastern Time on such date (the “Optional Conversion Date”), and if the Notice of Conversion is not delivered by such time then the Optional Conversion Date shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly. For the avoidance of doubt, in the event that the Notice of Conversion is not received by the Company by 6:00 p.m. Eastern time on the last day of the Option Period, the Holder’s rights to convert this Note pursuant to this Section 4 shall automatically expire, unless otherwise agreed to by the Company in its sole discretion.

Section 5. Default and Automatic Conversion.

(a) Definition. For purposes herein, an “Event of Default” shall mean any of the following:

(i)	Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

(ii)	Default in Covenants. The Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in the Agreement, this Note, or any other agreement entered into in connection with the transactions contemplated by the Agreement (collectively, the “Transaction Documents”).

(iii)	Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents.

(iv)	Illegality of Note. Any court of competent jurisdiction issues an order declaring this Note or any provision thereunder to be illegal.

(v)	Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief.

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(b) Consequences of an Event of Default. In the event that an Event of Default occurs, then, automatically and without any further action of the Company and the Holder, and to the extent not repaid by the Company at such time, in whole or in part, on the first Business Day following the occurrence of an Event of Default this Note and all of the Indebtedness outstanding as of such time shall automatically and without any further action of the Company or the Holder, be converted into a number of Conversion Shares as is determined by dividing the Indebtedness by the Default Conversion Price (as defined below). For the avoidance of doubt, no Notice of Conversion shall be required to be delivered with respect to an automatic conversion pursuant to this Section 5.

(c) Default Conversion Price. For purposes herein, “Default Conversion Price” shall mean, for any date, 60% of the Share Price (as defined below) as of the date of the Event of Default, provided that the Holder and the Company may agree in writing as to an alternate Default Conversion Price.

(d) Share Price. “Share Price” shall mean the price of a share of Common Stock as determined by the first of the following clauses that applies:

(i)	If the Common Stock is then listed for trading on the OTC Markets or a United States or Canadian national securities exchange (as applicable, the “Trading Market”), then the volume-weighted average (rounded to the nearest $0.0001) closing price of the Common Stock on such Trading Market during the 20 Trading Day (as defined below) period immediately prior to the applicable measurement date, as reported by such Trading Market or other reputable source;

(ii)	if the Common Stock is not then listed or quoted for trading on a Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; and

(iii)	if the Share Price cannot be calculated for such security on such date on bases as set forth in Section 5(d)(i) and Section 5(d)(ii), the Share Price of such security on such date shall be the fair market value of such security as mutually determined in good faith by the Board of Directors of the Company (the “Board”) after taking into consideration factors it may deem appropriate.

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(e) Additional Provisions.

(i)	All such determinations of the Share Price as set forth in Section 5(d)(i) and Section 5(d)(ii) shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(ii)	For purposes herein, “Trading Day” means any day on which the Common Stock (or any replacement security pursuant to Section 5(e)(iii)) is traded on the Trading Market or is otherwise reported on “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) or a similar organization or agency succeeding to its functions of reporting prices.

(iii)	If, at any time prior to the determination of the Share Price, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder shall thereafter have the right to receive, if otherwise applicable hereunder, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock, such replacement stock, securities or assets, with equitable adjustments being made thereto with respect to the Share Price, as determined by the Board, and in the event that the shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity any references herein to the Common Stock, whether standing alone or as a part of another defined term, shall be deemed a reference to such replacement stock or securities.

Section 6. Additional Terms Applicable to Conversions.

(a) Delivery of Conversion Shares. Following any conversion of this Note as set forth herein, as soon reasonably practicable and as permitted under applicable law, the Company shall issue to the Holder the number of Conversion Shares issuable to the Holder hereunder in connection with such conversion.

(b) Book Entry. The Conversion Shares issued hereunder shall be issued in book entry form and shall be uncertificated. Notwithstanding the forgoing, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in this Note, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon any conversion of this Note by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system by the date that is the earlier of (i) one (1) Trading Day (as defined below) after the delivery to the Company of the Notice of Conversion and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after the delivery to the Company of the Notice of Conversion. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the OTC Markets or the United States national securities exchange which is the principal market on which the Common Stock is then traded with respect to the Conversion Shares as in effect on the date of delivery of the Notice of Conversion. “Trading Day” means any day on which the Common Stock (or any replacement security pursuant to Section 6(d)) is traded on the Trading Market or is otherwise reported on “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) or a similar organization or agency succeeding to its functions of reporting prices.

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(c) Fractional shares of Common Stock. With respect to any conversion hereunder, any fractional Conversion Shares resulting from any conversion hereunder may be issued as such fractional Conversion Shares, may be paid in cash or may be rounded up to the next nearest Conversion Share, in each case at the election of the Company.

(d) Replacement Securities. In the event that, prior to any conversion hereunder, the Common Stock is converted into another class of securities of the Company or any successor entity to the Company, whether by way of merger, reorganization, re-incorporation or otherwise (the “Replacement Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) shall be deemed a reference to such Replacement Securities. In the event that, prior to any conversion hereunder, the Company completes a merger or share exchange with another entity (an “Exchange”) wherein all of the issued and outstanding shares of Common Stock are exchanged for equity interests in the other entity (the “Exchanged Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) shall be deemed a reference to such Exchanged Securities.

(e) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon full conversion of this Note in accordance with the terms hereof, the Holder shall be required to physically surrender this Note to the Company. The Company shall maintain records showing the amount of Indebtedness. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Any surrender of this Note to the Company shall be at the offices of the Company at the address as set forth herein and, if so required by the Company, this Note shall be accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by Holder or by his, her or its attorney duly authorized in writing. Notwithstanding the forgoing, an automatic conversion of this Note and the Indebtedness pursuant to Section 5 shall be completed notwithstanding any failure of the Holder to so surrender this Note to the Company as required herein.

(f) Transfer Taxes and Expenses. Subject to withholding of taxes in respect of non- United States persons as set forth below, the issuance of Conversion Shares on conversion of this Note shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(g) Withholding. The Company and the Holder agree that, if the Holder is a Non-U.S. Investor (as defined below), the Company shall be entitled to deduct and withhold from any payments made to Holder pursuant to this Note such amounts as required by applicable laws at the time of such payment, which amounts are currently 30% (or at a lower rate if provided by an applicable tax treaty and Investor provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the Company). “Non-U.S. Investor” means any person who is not a (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the Laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person.

(h) Status as Shareholder. Upon conversion hereunder, (i) this Note shall be deemed converted into Conversion Shares and (ii) the Holder’s rights as a Holder of this Note shall cease and terminate, excepting only the right to such Conversion Shares as set out herein and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note.

Section 7. Transfers. This Note and any Conversion Shares issuable upon conversion of this Note may not be sold or transferred by the Holder other than in compliance with the terms herein. Holder understands and agrees that (i) this Note and the Conversion Shares that may be issued to Holder hereunder (together with the Note, collectively, the “Securities”) may not be transferred unless (1) the Securities are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (2) Holder shall have delivered to the Company, at the cost of Holder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (3) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Holder who agrees to sell or otherwise transfer the Securities only in accordance with this Section 7 and who is an accredited investor (as defined in Rule 501 pursuant to Regulation D under the Securities Exchange Act of 1934, as amended), (4) the Securities are sold pursuant to Rule 144, (5) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), or (6) the Securities are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Holder shall have delivered to the Company, at the cost of Holder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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Section 8. Market Standoff. To the extent requested by the Company or an underwriter of securities of the Company, the Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters in the Regulation A Offering, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by the Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the Trigger Date. For purposes of this Section 8, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 8 and may impose stop transfer instructions with respect to the Securities and such other shares of stock of the Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the Regulation A Offering to implement the foregoing within any reasonable timeframe so requested. The underwriters for any Regulation A Offering are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

Section 9. Miscellaneous.

(a) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as set forth below. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail. Notices shall be sent to the following addresses:

If to the Company, to:

ECGI Holdings Inc.

Attn: William Chung

1976 S. La Cienega Blvd, Suite 235

Los Angeles, CA 90035

Email: williamchung.s@gmail.com

With a copy to (which shall not constitute notice):

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

If to Holder, to the address of the Holder as set forth in the Agreement.

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(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a Party or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Los Angeles County, California (the “Selected Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any Party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE COMPANY AND THE HOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, ABIDE BY THE FOREGOING WAIVER, (B) EACH OF THE COMPANY AND THE HOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE COMPANY AND THE HOLDER MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH OF THE COMPANY AND THE HOLDER HAS ENTERED INTO THIS NOTE FREELY AND FULLY UNDERSTANDS THE WAIVER IN THIS Section 9(e).

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(f) Waiver. Any waiver by the Company or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or a waiver by any other Holders. The failure of the Company or Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that Party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Entire Agreement. This Note (including any recitals hereto) and the Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof. This Note may not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by both Parties.

(j) Assignment by the Company. In the event that the Company completes an Exchange, the Company may assign this Note to the other entity in the Exchange transaction (the “Assignee”) without any approval of the Holder being required, but with notice to the Holder of such assignment, at which time all of the rights and obligations of the Company hereunder shall be assigned to, and assumed by, the Assignee and the Holder shall look solely to the Assignee for the performance of this Note. Following any such assignment as set forth in this Section 9(i), any references herein to the “Company” shall be deemed a reference to the Assignee.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(l) Currency. All dollar amounts are in U.S. dollars.

(m) Counterparts. This Note may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Holder, it being understood that the Company and the Holder need not sign the same counterpart. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issue Date.

ECGI Holdings Inc.

By:	/s/ William Chung
Name:	William Chung
Title:	Chief Executive Officer

Agreed and accepted:

Holder name:	Wayne Wong

By:	/s/ Wayne Wong
Name:	Wayne Wong
Title:
(if applicable)

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert all of the un-repaid Indebtedness (as defined in the Note, as defined below) pursuant to the convertible promissory note (the “Note”) of ECGI Holdings Inc., a Nevada corporation (together with any successor entity thereto, the “Company”) into that number of shares of Common Stock (as defined in the Note) to be issued pursuant to the conversion of the Note and according to the conditions of the Note, as of the date written below.

The undersigned hereby requests that the Company issue the number of the Conversion Shares (as defined in the Note) as set forth below (which numbers are based on the Holder’s calculation below and which shall be confirmed by, and subject to acceptance by, the Company) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Holder Name:	Wayne Wong

Address:	3425 Edloft Ave
Los Angeles, CA 90032

Date of Conversion:

Amount of Indebtedness to be converted:	$

Conversion Price:	$

Number of shares of Common Stock to be Issued:
shares of Common Stock

By:
Name:
Title:
(if applicable)

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